DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (“Agreement”) is made as of the 30th day of June, 2015 by, between, and among Heatwurx, Inc., a Delaware corporation (the “Company”), and JMW Fund, LLC, a Delaware limited liability company, Richland Fund, LLC, a Nevada limited liability company, and San Gabriel Fund, LLC, a California limited liability company (collectively referred to as the “Lenders”).

BACKGROUND

A.

Dr. Pave, LLC, a California limited liability company (“Dr. Pave”) and the Lenders are parties to a certain Loan Agreement, dated as of December 11, 2013 (the “Dr. Pave Loan Agreement”), pursuant to which, among other things, Dr. Pave issued to Lenders senior secured notes in the principal amount of $160,000.00 (the “Dr. Pave Notes”).  The Dr. Pave Loan Agreement is attached to this Agreement as Exhibit A;

B.

On January 1, 2014, the Company acquired Dr. Pave, including all debt outstanding under the Dr. Pave Loan Agreement;

C.

The Company and the Lenders are parties to a certain Senior Secured Loan Agreement, dated as of February 16, 2015 (the “Loan Agreement”), pursuant to which, among other things, the Company issued to the Lenders an aggregate of $160,000.00 senior secured notes (the “Notes”).  The Loan Agreement is attached to this Agreement as Exhibit B;

D.

The Dr. Pave Notes mature June 30, 2015 and the Company does not have sufficient funds to pay the principal plus accrued interest;

E.

As of the date of this Agreement, the principal plus accrued interest under the Dr. Pave Notes is $174,360.52 (the “Dr. Pave Notes Debt”);

F.

As of the date of this Agreement, the principal plus accrued interest under the Notes is $174,360.52 (the “Notes Debt”); and

G.

Subject to the terms and conditions as set forth herein, the Lenders and the Company desire to convert all debt outstanding under the Dr. Pave Notes by adding it to the Notes Debt.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

Cancellation of Debt.  As of the date of this Agreement, the Dr. Pave Notes Debt is hereby cancelled and the Dr. Pave Notes Debt is hereby added to the Notes Debt so that the new amount owing under the Notes is $174,360.52 (the “New Debt”). As of the date of this Agreement, the Dr. Pave Loan Agreement, the Dr. Pave Notes, and the Security Agreement dated December 11, 2013 (the “Dr. Pave Security Agreement”) (attached as Exhibit C hereto) are hereby cancelled and the parties hereby grant to management of the Company the right to cancel all UCC-1 filings securing any interest in the Company’s assets pursuant to the Dr. Pave Security Agreement.

2.

Relinquishment of Security Interest and Grant of New Interest.  As of the date of this Agreement, the Lenders hereby relinquish any security interest in any of the assets of the Company granted pursuant to the Dr. Pave Security Agreement for amounts owing under the Dr. Pave Notes in favor of a grant of a security interest pursuant to the Security Agreement dated February 16, 2015 (the “Security Agreement”) (attached as Exhibit D hereto) for the New Debt.

3.

Ratification of Investment Documents.  Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement, the Security Agreement, and the Notes are hereby ratified and confirmed and continue unchanged and in full force and effect.

4.

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

5.

Signatories.  Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Agreement on behalf of his or her principal and that he or she executes the Agreement in such capacity and not as a party.

6.

Counterparts.  This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.  Signature by facsimile or PDF shall bind the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Company:	HEATWURX, INC. By: /s/ Heather Kearns__________________ Name: Heather Kearns Title: Interim Chief Executive Officer
Lenders:	JMW FUND, LLC By: /s/ Justin Yorke_____________________ Name: Justin Yorke Title: Manager
RICHLAND FUND, LLC By: /s/ Justin Yorke_____________________ Name: Justin Yorke Title: Manager
SAN GABRIEL FUND, LLC By: /s/ Justin Yorke_____________________ Name: Justin Yorke Title: Manager

[SIGNATURE PAGE TO AGREEMENT]

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EXHIBIT A

[Loan Agreement, dated as of December 11, 2013]

EXHIBIT B

[Senior Secured Loan Agreement, dated as of February 16, 2015]

EXHIBIT C

[Security Agreement dated December 11, 2013]

EXHIBIT D

[Security Agreement dated February 16, 2015]